As filed with the Securities and Exchange Commission on November 18, 2005

Commission File No. 333-______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

Form S-8

Registration Statement Under The Securities Act Of 1933

Universal Guardian Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware [State or other jurisdiction of incorporation or organization]	33-0379106 [I.R.S. Employer Identification No.]

Common shares issuable to Michael J. Skellern under options granted on July 1, 2002,
December 22, 2003, September 8, 2004 and August 8, 2005
Common shares issuable to Mel R. Brashears under options granted on December 22, 2003,
September 8, 2004 and August 8, 2005
Common shares issuable to Michael D. Bozarth under options granted on August 8, 2005
Common shares issuable to Marian M Barcikowski under options granted on June 15, 2004 and September 8, 2004
Common shares issuable to Mark V. Asdourian under options granted on September 8, 2004 and August 8, 2005
Common shares issuable to Bruce Braes under options granted on July 2, 2004 and August 8, 2005
Common shares issuable to Kurt Schaerer under options granted on May 1, 2004
Common shares previously issued to Mark V. Asdourian under form S-8 characterized as unrestricted control stock

[Full title of plan(s)]

Michael J. Skellern
4695 MacArthur Court, Suite 300
Newport Beach, California 92660
(949) 861-9295

[Name and address of agent for service of process]
[Telephone number, including area code, of agent for service of process]

Copies to

John M. Woodbury, Jr., Esq.
7251 Owensmouth Ave, Suite 7
Canoga Park, California  91303
(818) 883-1776

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock underlying options (2)	150,000	$ 0.01 (4)	$ 1,500	$ 0.18
Common stock underlying options (2)	1,000,000	$ 1.12 (4)	$ 120,000	$ 14.12
Common stock underlying options (2)	150,000	$ 0.75 (4)	$ 112,500	$ 13.24
Common stock underlying options (2)	100,000	$ 0.92 (4)	$ 92,000	$ 10.83
Common stock underlying options (2)	50,000	$ 0.79 (4)	$ 39,500	$ 4.65

Common stock underlying options (2)	300,000	$ 0.19 (4)	$ 57,000	$ 6.71
Common stock underlying options (2)	1,900,000	$ 0.54 (4)	$ 1,026,000	$ 120.76
Common stock underlying options (2)	1,500,000	$ 1.14 (4)	$ 1,710,000	$ 201.27
Common stock (3)	53,342	$ 1.01 (5)	$ 53,875	$ 6.34
Total	5,203,342		$ 3,212,375	$ 378.10

(5)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions relating to these shares.

(2)

Common shares issuable and registered upon exercise of free-standing common share purchase options, and further registered for resale under resale prospectus.

(3)

Common shares previously registered upon issuance under form S-8 which are characterized as unrestricted control stock.

(4)

Pursuant to Rule 457(h)(1) of SEC Regulation C, the filing fee is computed based upon the exercise price for the underlying options.

(5)

Pursuant to Rule 457(c) of SEC Regulation C, the filing fee is computed based upon the average of the high and low prices as of the close of the market on the NASD OTC Bulletin Board on November 10, 2005.

Affiliate Reoffer Prospectus	5,203,342 Common Shares

Universal Guardian Holdings, Inc.

This affiliate reoffer prospectus (the “prospectus”) relates to the prospective offer and sale by certain securities holders (the “selling shareholders”) of Universal Guardian Holdings, Inc. (“Universal Holdings”) or its subsidiaries (collectively with Universal Holdings, the “company”) who are “affiliates” of the company (as that term is defined under the federal securities laws), during the period in which the registration statement containing this prospectus is effective, of up to 5,203,342 common shares which are or will be characterized as unrestricted “control stock” (as that term is defined under the federal securities laws) consisting of:

•

53,342 registered common shares previously issued under form S-8 by the company to the selling shareholders in their respective capacities as an employee, officer, director, consultant or advisor to the company or its subsidiaries; and

•

5,150,000 registered common shares prospectively issuable under form S-8 by the company to the selling shareholders upon their exercise of compensatory common share purchase options previously granted to them in their respective capacities as an employee, officer, director, consultant or advisor to the company or its subsidiaries.

This prospectus may be utilized by each selling shareholder to sell his or her common shares offered for sale hereunder for so long as the shares remain control securities requiring their sale under an affiliate reoffer prospectus.  Notwithstanding the foregoing, sales under this prospectus by each selling shareholder may not exceed the amount specified in SEC Rule 144(e) during any three-month period so long as he or she is an affiliate of the company and the shares remain control stock and for so long as the company is not eligible to file a registration statement on form S-3.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  We will not receive any of the proceeds from those sales.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 5 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this Prospectus is November 18, 2005

4695 MacArthur Court, Suite 300, Newport Beach, California 92660
(949) 861-9295

TABLE OF CONTENTS
Page

THE COMPANY AND BUSINESS

5

RISK FACTORS

6

Risks Relating To Our Business

6

Risks Relating To An Investment In Our Securities

10

FORWARD-LOOKING STATEMENTS

13

USE OF PROCEEDS

14

SELLING SHAREHOLDERS

14

Relationship Of Selling Shareholders To The Company

14

Common Shares To Be Sold By Selling Shareholders

15

PLAN OF DISTRIBUTION

16

Method of Sales Under This Prospectus

16

Sales Outside Of This Prospectus

18

Sales Under This Prospectus By Successors-In-Interest

19

Compliance With State Securities Laws

20

Distribution Expenses And Proceeds of Sale

20

Other Matters

20

Termination

21

LEGAL MATTERS

21

EXPERTS

21

MATERIAL CHANGES

21

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

21

INDEMNIFICATION OF DIRECTORS AND OFFICERS

22

WHERE YOU CAN FIND MORE INFORMATION

22

-iv-

THE COMPANY AND BUSINESS

Universal Holdings is a holding company which provides security products and services to mitigate terrorist, criminal and security threats and to track and otherwise assist in managing the shipment of goods for governments and businesses worldwide through our various operating subsidiaries.  .  Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms collectively refer to Universal Guardian Holdings, Inc. and our subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its corporate capacity.

Our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. subsidiary (“SSSI”), provide comprehensive business risk solutions and strategic security services, to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as strategic security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services out of their corporate headquarters in London, England, and through regional branch offices located in Cyprus, Kabul, Cape Town, Jakarta, Hong Kong, the United Arab Emirates, Dubai, Caracas and Los Angeles (Newport Beach).  Secure Risks is in the process of opening an additional regional office in Washington, D.C.

Our Shield Defense International Ltd. subsidiary, and its Shield Defense Corporation subsidiary , focus on designing and producing non-lethal or less-lethal personal protection devices and projectiles for use by the military, law enforcement, private security and consumer personal protection markets.  Shield Defense International and Shield Defense Corporation (collectively, “Shield Defense”) have recently completed development on two products which we have recently introduced to the market.  The first of these products, the Cobra StunLight™, is a laser-directed flashlight that can target and temporarily blind and disorient an assailant from distances up to 21 feet with a high-pressure stream of either OC (pepper spray) or CS (tear gas).  The second product, the Riot Defender (formerly Python) Projectile Launcher, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally developed by the U.S. Navy, at an effective range of 40+ feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender Projectile Launcher has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use five projectile variants, including OC powder, inert liquid, glass shattering, marking and kinetic impact.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.  As part of those efforts, Shield Defense International has formed a new wholly-owned subsidiary named Shield Defense Europe GmbH (“Shield Defense Europe”) to focus on sales in the European market.  We have recently shipped StunLight™ products to Mexico, representing our first order for Shield Defense products.

Our ISR Systems, Inc. subsidiary (“ISR Systems”) focuses on providing integrated security platforms that help mitigate terrorist and security threats against high value targets such as military installations, government buildings and critical infrastructure such as transportation networks, embassies, ports, airports, borders, and commercial and industrial facilities such as power plants, petroleum refineries and chemical plants.  ISR Systems has developed a secure, wireless and web-based security platform which can integrate automatic day/night video cameras, long-range thermal imagers, radar, sonar, chemical sensors, secure access controls, personnel identification, and license plate recognition.  The interoperable command, control and communications functions of the platform integrates surveillance, detection, tracking and response capabilities to provide shared situational awareness, coordinated operational planning and execution, and optimized force deployment among military, law enforcement, government and emergency services organizations.  ISR Systems introduced this system to the market in the first quarter of 2004, and is currently directing its marketing efforts toward the United States Navy, major defense contractors, and domestic and international port security projects in conjunction with our strategic alliance partners, EWA

Information And Infrastructure Technologies, Inc., but has not had any revenues or contracts as of the date of this prospectus.

ISR Systems’ MeiDa Information Technology, Ltd. subsidiary (“MeiDa”) provides a radio frequency identification (RFID) solution offering a turn-key package that includes software, hardware, retailer integration and systems management that improves global supply chain logistics and operations and meets international RFID mandates.  MeiDa’s technology consolidates multiple manufacturing sites and retailer distribution centers into one snap shot for global visibility of goods movement.  While MeiDa’s RFID product is ready for commercial sales, it does not have any revenues or contracts as of the date of this prospectus.

As of November 10, 2005, we had issued and outstanding 41,222,094 common shares, 600 series ‘A’ preferred shares, 5,250 series ‘B’ preferred shares, and common share purchase options and warrants entitling the holders to purchase up to 13,855,812 common shares.  Our Universal Guardian Corporation subsidiary (“Guardian Corporation”) also had issued and outstanding 18,714 series ‘A’ preferred shares (“UGC series ‘A’ preferred shares”) held by shareholders other than Universal Holdings. Each of these shares is convertible into either one Guardian Corporation common share (“UGC common shares”) or one Universal Holdings common share.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Our corporate offices are located at 4695 MacArthur Court, Suite 300, Newport Beach, California 92660.  Our telephone number is (949) 861-9295.

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

We have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred an accumulated deficit in the amount of $14,989,700 from our inception through September 30, 2005, and continue to incur operating losses through the date of this prospectus.  While our management believes that we will attain breakeven in terms of cash inflows over outflows and ultimately profitability as a consequence of the anticipated growth in revenues of our SSSI subsidiary as well as the introduction of our Shield Defense, ISR Systems and MeiDa products and services to market, we will nevertheless continue to generate operating losses for an indefinite period of time, and cannot give you any assurance that the growth in revenues will occur as anticipated or at all or that we will attain break-even or profitability at any particular point in time or at all.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We believe that cash generated by the operations of our Secure Risks subsidiary in conjunction with available working capital will be sufficient to continue our business for at least the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  No assurance can be given that these investors would give their consent.  Our ability to raise cash is also subject to the consent of our series ‘B’ preferred shareholders pending the effectiveness of a registration statement filed with the SEC to register the common shares into which the Series ‘B’ preferred shares may be converted.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

We will face intense competition from competitors that have greater financial, technical and marketing resources.  These competitive forces may impact our projected growth and ability to generate revenues and profits.

The market for defense, security and inventory control and tracking products and services is intensely competitive and characterized by rapidly changing technology, evolving industry standards, and price competition.  There are no substantial barriers to entry, and we expect that competition will be intense and may increase.  Many of our existing competitors may have substantially greater financial, product development, technical and marketing resources, larger customer bases, longer operating histories, better name recognition and more established relationships in the industry.  As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below the our costs. We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer, Mr. Michael J. Skellern, and to a lesser degree on the Managing Director of our Secure Risks subsidiary, Mr. Bruce

Braes.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital.  We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company.  Although Messrs. Skellern and Braes have signed employment agreements providing for their continued service to the company through September 30, 2010 and September 8, 2008, respectively, these agreements will not preclude either of these employees from leaving the company.  We do not currently carry key man life insurance policies on any of our key executive officers which would assist us in recouping our costs in the event of the loss of those officers.

We plan to grow very rapidly, which will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions.  Our inability to manage our growth could impede our ability to implement our business plan.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies.  We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, advertisers, consultants and other third parties.  This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and shareholder claims by virtue of holding these positions in a publicly-held company

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims.  Directors and officers liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to obtain directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We intend to rely upon licensees, strategic partners or third party marketing and distribution partners to provide a significant part of our marketing and sales functions for our Shield Defense products.  Should these outside parties fail to perform as expected, we will need to develop or procure other marketing and distribution channels, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal sales, marketing and distribution capabilities for our Shield Defense, ISR Systems and MeiDa products and services, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions.  As a consequence of that reliance, our ability to effectively market and distribute those products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products.  Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies.  If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell those products.  Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.  We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements for those products.

We intend to rely upon the third-party manufacturers or suppliers to manufacture our Shield Defense, ISR Systems and MeiDa products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability for our Shield Defense, ISR Systems and MeiDa products, and will rely extensively on licensees, strategic partners or third party contract manufacturers or suppliers.  Should we be forced to manufacture our Shield Defense products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.  Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply those products in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

The consumer markets for some of our defense and security products may be subject to governmental regulation.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We anticipate that a material portion of the revenue we expect from our Cobra StunLightTM product will come from consumer markets, while a small portion of the revenue we expect from our Riot Defender Projectile Launcher product will also come from consumer markets.  Some states currently impose regulations or licensing requirements on the sale or use of these products.  Some foreign jurisdictions may also impose regulations or licensing requirement.  The process of obtaining regulatory approval could be lengthy and be very costly, if approval can be obtained at all.   If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.

Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To An Investment In Our Securities

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares have historically been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly-traded public float, limited operating history and lack of revenues or profits to date for our newly introduced products, which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.   As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results; acceptance of our products and services as viable security and technology solutions; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our officers and directors own or control a significant portion of our outstanding common shares, giving them the ability to control or otherwise influence our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

Our officers and directors currently beneficially own or control the power to vote 23.0% of our outstanding common shares as of the date of this prospectus, and could increase that percentage to 27.9% assuming they were to fully exercise their vested convertible securities.  As a consequence of their substantial stock holdings, these shareholders will have the ability to elect a majority of our board of directors, and thereby control our management. These shareholders will also have the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

A large number of common shares are issuable upon exercise of outstanding common share purchase options or warrants or the conversion of outstanding convertible preferred shares.  The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon exercise of these options or warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our common shares.

There are outstanding as of November 10, 2005 common share purchase options and warrants entitling the holders to purchase 13,855,812 common shares with a weighted average exercise price of $1.07 per share, of which 11,895,813 of these options or warrants are vested and currently exercisable.  There are also outstanding: (1) 600 series ‘A’ preferred shares convertible into 8 common shares, (2) 5,250 series ‘B’ preferred shares convertible into up to 533,862 common shares, and (3) 18,714 UGC series ‘A’ preferred shares convertible into 18,714 Universal Holdings common shares based upon a $1.25 per share stated value and conversion rate.  A material portion of the options and warrants have exercise prices less than current market prices for our common shares, while a material portion of the convertible preferred shares have an as-converted cost basis slightly less than current market rates.  The existence of an exercise or cost basis in these securities less than current market rates may act as and incentive for the holder of the securities to exercise or convert the securities, and sell the shares on the public markets.  The exercise or effective conversion price for the exercise or conversion all the aforesaid convertible securities may also be less than your cost to acquire our common shares.  In the event of the exercise or conversion of these convertible securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 5,000,000 “blank check” preferred shares.  Based upon the number of common shares outstanding as of November 10, 2005, we have 58,777,906 common shares available for issuance and 4,994,150 preferred shares available for issuance to meet our future equity issuance requirements, including the exercise or conversion of presently outstanding convertible securities.  Our board may generally issue those common and preferred shares, or options or warrants or convertible indebtedness to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time.  Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our certificate of incorporation contains provisions that could make it more difficult for our shareholders to replace a majority of directors and obtain control of our board of directors.

Our certificate of incorporation (1) permits our board of directors to increase the size of our board to up to nine members, and to fill any vacancy created by a majority vote, (2) limits the right to call a special meeting of our shareholders to our President, Chairman of the Board, or our board of directors, and (3) limits the right to remove a director to the affirmative vote of holders of 80% of our voting securities. Pursuant to our certificate of incorporation, we also have a classified board of directors composed of three classes of directors, each class serving a staggered three year term.  These provisions make it more difficult for our shareholders to replace a majority of our directors and obtain control of our board of directors.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination” involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus and in the various documents and reports public reports filed with the United States Securities and Exchange Commission (the “SEC”) that are referenced by this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.  You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions.  When reading any forward looking statement you should remain mindful that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, such as those relating to:

•

whether or not markets for our products develop and, if they do develop, the pace at which they develop;

•

our ability to attract the qualified personnel to implement our growth strategies,

•

our ability to develop sales, marketing and distribution capabilities;

•

the accuracy of our estimates and projections;

•

our ability to fund our short-term and long-term financing needs;

•

changes in our business plan and corporate strategies; and

•

other risks and uncertainties discussed in greater detail elsewhere in this prospectus and the various documents and reports public reports filed with SEC that are referenced by this prospectus.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus and the various documents and reports public reports filed with SEC that are referenced by this prospectus.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale by the selling shareholders of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company.

The proceeds of the exercise of the common share purchase warrants being registered under this prospectus will be retained by the company, unless and to the extent the options contain net or “cashless” exercise provisions.  We anticipate that any cash proceeds we may receive would be used for working capital and general corporate purposes.

SELLING SHAREHOLDERS

Relationship Of Selling Shareholders To The Company

Michael J. Skellern has served as Chief Executive Officer and a director of Universal Holdings since December 31, 2002, and as Chief Financial Officer of that corporation from August 31, 2003 to July 31, 2004.  Mr. Skellern also holds the following positions with our various subsidiaries:  (1) Chairman and Director of Secure Risks, Ltd. since July 1, 2004; (2) Director of Strategic Security Solutions International, Ltd. since July 1, 2004; (3) President, Chief Executive Officer,  and a director of Shield Defense Corporation since January 28, 2004, and President since March 9, 2005; (4) Chairman and Director of Shield Defense International since June 4, 2004; (5) Chairman and Director of Shield Defense Technologies since January 28, 2004; (6) Chief Executive Officer of ISR Systems, Inc. from August 31, 2005 to October 7, 2005, and a director of that corporation from February 24, 2004, (7) director of Universal Guardian Corporation since March 19, 2001, President of that corporation since April 1, 2001, and Chief Executive Officer of that Corporation since April 1, 2002.

Mel R. Brashears has served as an outside director of Universal Holdings since July 30, 2003.

Michael D. Bozarth has served as an outside director of Universal Holdings since September 1, 2005.

Marian J. Barcikowski has served as Chief Financial Officer of Universal Holdings and each of its subsidiaries since August 2004, and Controller of Universal Holdings since June 2004.  .

Mark V. Asdourian has served as General Counsel and Corporate Secretary of Universal Holdings since August 23, 2004.

Bruce M. Braes has served as Managing Director, Strategic Security Solutions, of Secure Risks since July 2004, and Managing Director of SSSI since September 1998.

Kurt Schaerer has served as Managing Director of Shield Defense International Ltd since May 2004.

Common Shares To Be Sold By Selling Shareholders

The following table sets forth the total number of common shares beneficially owned or acquirable by each of the selling shareholders as of November 10, 2005, the total number of common shares they may sell under this prospectus, and the number of common shares they will own thereafter assuming the sale of all shares offered under this prospectus and further assuming no other acquisitions or dispositions of common shares.  The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The selling shareholders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, none of the selling shareholders are a broker-dealer or an affiliate of a broker-dealer within the meaning of Rule 405.

	Common Shares Owned or Acquirable Before Sales (1)					Common Shares Owned or Acquirable After Sales (2)
Selling Shareholder	Held Outright	Underlying Options And Warrants	Total	%	Common Shares Offered For Sale	Number	%
Michael J. Skellern	7,914,167	1,650,000	9,564,167	22.3%	1,650,000 (3)	7,914,167	18.5%
Mel R. Brashears	—	1,600,000	1,600,000	3.7%	1,600,000 (3)	—	—
Michael D. Bozarth	100,000	300,000	400,000	1.0%	300,000 (3)	100,000	0.2%

Marian J. Barcikowski	100,000	500,000	600,000	1.4%	500,000 (3)	100,000	0.2%
Mark V. Asdourian	221,480	800,000	1,021,480	2.4%	853,342 (4)	168,138	0.4%
Bruce M. Braes	1,230,448	150,000	1,380,448	3.3%	150,000 (3)	1,230,448	3.0%
Kurt Schaerer	50,000	150,000	200,000	0.5%	150,000 (3)	50,000	0.1%
Total	9,616,095	5,150,000	14,766,095	31.8%	5,203,342	9,562,753	20.6%

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or conversion of series ‘A’ preferred shares. There were 41,222,094 common shares outstanding as of the applicable date.

(2)

Assumes the sale of all common shares offered under this prospectus.

(3)

Common shares issuable upon exercise of common share purchase options.

(4)

Includes 800,000 common shares issuable upon exercise of common share purchase options, and 53,342 registered common shares previously issued under form S-8.

PLAN OF DISTRIBUTION

Method of Sales Under This Prospectus

Until such time and then only for so long as our company is eligible to file a registration statement on form S-3, no selling shareholder who is an affiliate may sell under this prospectus, in any three month period, more than the number of shares which he or she could sell pursuant to SEC Rule 144(e).  That Rule stipulates that the maximum number of securities which an affiliate may sell within any three-month period under Rule 144 cannot exceed the greater of (1) 1% of the then outstanding common shares, or (2) the average weekly reported trading volume of our common shares on the public market during the four calendar weeks immediately preceding the date on which notice of the sale under Rule 144 is filed with the SEC.

Subject to the foregoing limitation, each selling shareholder who is an affiliate, and each of their respective permitted donees, transferees, pledgees or other successor-in-interest (to the extent permitted under this plan of distribution as described below), may from time to time sell any or all of their common shares offered for sale under this prospectus for cash or such other consideration or value allowed under forms S-8 and S-3:  (1) on or through any public market or trading facility on which the shares are traded including on or through the OTCBB or, to the extent then applicable, on or through any other over-the-counter market or stock exchange market or the “pink sheets”, or (2) in privately negotiated transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

one or more block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

•

in privately-negotiated transactions;

•

an exchange distribution in accordance with the rules of an exchange;

•

through the writing of options on the shares;

•

through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•

through agents; or

•

in any combination of these methods.

In addition to the foregoing methods, selling shareholders who are affiliates may offer their share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Broker-dealers engaged by selling shareholders who are affiliates may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder has represented to us that it does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  Each of the selling shareholders has also represented to us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Selling shareholders who are affiliates may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholders will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

Selling shareholders who are affiliates and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with those sales.  In such an event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has represented to us that it acquired the common shares offered for sale under this prospectus in the ordinary course of such shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.  We have advised each selling shareholder that it may not use shares registered under this registration statement to cover short sales of common shares made prior to the date on which this registration statement shall have been declared effective by the Commission.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale in accordance with the prospectus delivery requirements of that Act.

Selling shareholders who are affiliates may, in the alternative, sell all or any part of the shares offered by this prospectus through an underwriter.  Each selling shareholder has represented to us that he or she does not have any current agreement or understanding, directly or indirectly, with any person to distribute the common shares offered by this prospectus.  If any selling shareholder were to enter into any such agreement, the company will if required under an agreement with the selling shareholder, or may in the company’s sole discretion absent such an agreement, allow such underwriter to sell those shares under this prospectus, in which event we would be required to set forth, in a post-effective amendment to this prospectus or supplement pursuant to Rule 424(b) of the Securities Act, the following information:  (1) the number of shares being offered; (2) the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent; (3) the purchase price paid by any underwriter; (4) any discount, commission and other underwriter compensation; (5) any discount, commission or concession allowed or reallowed or paid to any dealer; (6) the proposed selling price to the public; and (7) other facts material to the transaction.

Subject to any agreements with the company prohibiting any of the following actions and subject to restrictions on successors-in-interest described below, selling shareholders who are affiliates may also (1) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume, (2) sell the shares short and deliver these securities to close out their short positions, (3) loan or pledge the shares to broker-dealers that in turn may sell these securities, or (4) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M of the Exchange Act.  Regulation M may limit the timing of purchases and sales of any of the common shares offered under this prospectus by the selling shareholders and any other person distributing our common shares.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making or market stabilization activities.  Specifically, Regulation M prohibits an issuer, its shareholders or an affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period.  The restrictive period for our common shares offered under this prospectus begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  The restrictive period will begin on the effective date of this offering. Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.  All of the foregoing may affect the marketability of the common shares offered for sale under this prospectus.  To the extent required by law, we may require the selling shareholders and their brokers, if applicable, to provide a letter that acknowledges compliance with Regulation M before authorizing the transfer of the shares under this prospectus.

No persons associated with us or the selling shareholders who is not a registered broker/dealer may participate in the distribution of the shares to be offered by the selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Exchange Act with respect to exemption from registration as a broker/dealer.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

Sales Outside Of This Prospectus

For so long as the shares offered under this prospectus by a selling shareholder remain control securities, he or she may, in lieu of or in addition to selling the offered shares under this prospectus, sell such common shares in a broker’s transaction on the public markets pursuant to Rule 144 under the Securities Act, or otherwise sell or transfer such shares in any other manner permitted under the federal securities laws.  Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.  The aforesaid volume limitations are in addition to, and not in lieu of, the volume limitation imposed upon the selling shareholders by reason of the company no being eligible to file a registration statement on form S-3.

Once the shares offered under this prospectus by a selling shareholder no longer constitute control securities, he or she may sell the shares outside of this prospectus and free of the volume limitations imposed under either this prospectus or Rule 144.

Sales Under This Prospectus By Successors-In-Interest

In the event that common share purchase options or warrants held by a selling shareholder are transferred to a successor-in-interest of a selling shareholder, including transfers by operation or law, the successor-in-interest will only be eligible to receive registered common shares under form S-8 upon exercise of the options or warrants and to sell those shares under this prospectus under the following circumstances:

•

the successor-in-interest acquires and exercises the options or warrants in his or her capacity as (1) the executor or administrator of the estate of a the former selling shareholder if he or she is deceased; (2) as the guardian of the former selling shareholder if he or she is incompetent, or (3) a similar persons authorized by law to administer the estate or assets of the former selling shareholder; or

•

the successor-in-interest is a “family member” of the former selling shareholder and acquired the option or warrant pursuant to a gift or domestic relations order.

The term “family member” is defined as any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) to the former selling shareholder, and any person sharing the former selling shareholder’s household (other than a tenant or employee).  The term “family member” also includes a trust in which the former selling shareholder or any of his or her foregoing family members have more than 50% of the beneficial interest; a foundation in which the former selling shareholder or any of his or her foregoing family members control the management of assets; and any other entity in which the former selling shareholder or any of his or her foregoing family members own more than 50% of the voting interests.

Notwithstanding the foregoing, in the event that common share purchase options or warrants held by a selling shareholder are transferred to a successor-in-interest of a former selling shareholder “for value” (as that term is defined in form S-8), the successor-in-interest will not be eligible to receive registered common shares under form S-8 upon exercise of the options or warrants or to sell such shares under this prospectus.  This would include options or warrants transferred by a former selling shareholder for value to his or her family members, with the exception of (1) options or warrants transferred to his or her spouse under a domestic relations order in settlement of marital property rights, or (2) options and warrants transferred to an entity in which more than 50% of the voting interests are owned by the former selling shareholder and/or his or her family members in exchange solely for an ownership interest in that entity.

In the event of the occurrence of any transaction pursuant to which we have a reasonable basis to believe that the common shares may not be sold under this prospectus pursuant to the rules governing permitted sales under form S-8, we reserve the right to require the selling shareholder, at his or her expense, to provide a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to those rules.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers.  We have advised the selling shareholders to ensure that any underwriters, brokers, dealers or agents effecting transactions on their behalf are registered to sell securities in all fifty states.  In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder.  We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect “blue sky” clearance for any particular state.  Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses And Proceeds of Sale

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this  prospectus including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts.  We will receive no proceeds from any resales of the shares offered under this prospectus.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus.  It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

Any NASD member participating in the distribution of the shares offered under this prospectus will be subject to compliance with NASD rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of the NASD prior to any sales pursuant to NASD Rule 2710(b), limitations on the payment of underwriting compensation under NASD Rules 2710(c) and 2710(i), and restrictions on the sale, transfer, assignment or hypothecation of unregistered shares acquired by the member for a period of six months from the effective date of the registration statement of which this prospectus is a part pursuant to NASD Rule 2710(g).

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Termination

We may terminate this offering without notice at any time.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the selling shareholders under this prospectus and the underlying common share purchase options and warrants was passed upon for our company by John M. Woodbury, Jr., Esq.

EXPERTS

The consolidated financial statements of Universal Holdings as of December 31, 2004 and 2003, and for the years then ended, which are incorporated into this prospectus by reference to our annual report on form 10-KSB, have been audited by AJ. Robbins, P.C., an independent registered public accounting firm pursuant to their report dated March 11, 2005 given upon the authority of that firm as experts in auditing and accounting.

MATERIAL CHANGES

There have been no material changes in our affairs which have occurred since December 31, 2004 and the date of this prospectus, which have not been described in a report on Form 10-QSB or Form 8-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC.  The information incorporated by reference is considered to be a part of this prospectus.  We incorporate by reference into this prospectus the documents listed below or excerpts therefrom, as the case may be, as well as all other documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement containing this prospectus and prior to the filing of a post-effective amendment to that registration statement which indicates that all common shares offered under this prospectus have been sold, or which deregisters all common shares offered under this prospectus then remaining unsold:

(1)

our annual report on form 10-KSB filed for our fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 18, 2005 pursuant to Section 13(a) of the Exchange Act of 1934, as it may be amended from time-to-time;

(2)

all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004; and

(3)

the description of our common shares contained in that section captioned “Description of Equity Securities—Common Shares” contained in our registration statement on form SB as filed with the Securities and Exchange Commission on October 3, 2005, as it may be amended from time to time.

For purposes of this prospectus, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the above, information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on form S-8 we have filed with the SEC.  This prospectus does not contain all of the information set forth in that registration statement and the exhibits and schedules filed therewith because that information has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should refer to that registration statement and those exhibits and schedules for further information regarding our company and the common shares to be offered and sold under this prospectus.  Please also note that any statements or descriptions contained in this prospectus relating to the contents of any contract or other document are not necessarily complete, and those statements or descriptions are qualified in all respects to the underlying contract or document in each instance where it is filed as an exhibit to the registration statement.

You should rely only on the information or representations provided in this prospectus.  We have authorized no one to provide you with different information.  Neither the delivery of this prospectus nor any sale or distribution made under this prospectus shall, under any circumstances, create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

We are required to file annual reports on form 10-K or 10-KSB, quarterly reports on form 10-Q or 10-QSB, proxy statements and other reports, statements and information with the SEC prepared in accordance with the requirements of the Exchange Act.  While we mail our annual proxy materials and annual reports on form 10-K or 10-KSB to our shareholders prior to our annual meeting of shareholders, we do not mail any other periodic reports and other information to our shareholders other than in response to specific requests for these materials.

You may review and print-out the registration statement containing this prospectus as well as any other reports and statements we may file with the SEC through its website at http://www.sec.gov.  You may also inspect and copy any document we file with the SEC at its public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  For obtain information about this reference room you should call the SEC at 1-800-SEC-0330.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus.  Any such person may request a copy of any document containing such information , at no cost, upon their written or oral request.  You may request such information by either writing us at our principal executive offices located at 4695 MacArthur Court, Suite 300, Newport Beach, California 92660; telephoning us at (949) 861-9295; or e-mailing your request to info@universalguardian.com.  Selected documents we file with the SEC are also available for print-out in pdf format on our corporate website at www.universalguarding.com.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2.

Plan Information; Registrant Information And Employee Plan Annual Information

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), we will distribute an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") to the holders of the securities we may have previously granted under the various stand-alone common share purchase options (the “Options”) registered under this registration statement, as well as to prospective recipients of securities under the Options.  This Information Statement and the documents we incorporate by reference into this registration statement pursuant to Item 3 of Part II below constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act pursuant to Rule 428(a)(1) under the Securities Act.  Although we have omitted this Information Statement as an exhibit to this registration statement pursuant to the instructions to Part I of Form S-8, we nevertheless incorporate it into this registration statement by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item

3

Information Required In The Registration Statement

We incorporate by reference into this prospectus the documents listed below or excerpts therefrom, as the case may be, as well as all other documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all common shares offered under this registration statement have been sold, or which deregisters all common shares offered under this registration statement then remaining unsold::

(1)

our annual report on form 10-KSB filed for our fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission on April 18, 2005 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); as it may be amended from time-to-time;

(2)

all other reports we have filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004; and

(3)

the description of our common shares contained in that section captioned “Description of Equity Securities—Common Shares” contained in our registration statement on form SB as filed with the Securities and Exchange Commission on October 3, 2005, as it may be amended from time to time.

All documents we may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all common shares offered under this registration statement have been sold, or which deregisters all common shares offered under this registration statement then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the above, information that is "furnished to" the SEC shall not be deemed "filed with" the SEC and shall not be deemed incorporated by reference into this registration statement.

Item 4.

Description of Securities

Description of Common Shares

We are currently authorized to issue 100,000,000 shares of Universal Guardian common stock, par value $0.001 (“common shares”) under our certificate of incorporation.  Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors.  Subject to the rights of our preferred shares, our common shareholders are entitled to receive ratably dividends as they may be declared by our board of directors out of funds legally available for that purpose.  Subject to the rights of our preferred shares, upon the liquidation, dissolution, or winding up of our company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities.  Our common shareholders have no preemptive, subscription, redemption or conversion rights.  All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

Securities Offered Under 2005 Plan

We have reserved 4,850,000 common shares for issuance under the free-standing common share purchase options being registered under this registration statement.  We are registering all 4,850,000 shares under this registration statement.

Item 5.

Interests of Named Experts and Counsel

Not applicable.

Item 6

Indemnification Of Directors And Officers

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law Delaware for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7

Exemption From Registration Claimed

Not applicable.

Item 8

Exhibits And Financial Statement Schedules

3.1

Restated And Amended Certificate Of Incorporation Of Guideline Capital Corporation as filed with the Delaware Secretary of State on September 20, 1999 (1)

3.2

Bylaws of Hollywood Partners.Com Inc. (1)

3.3

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 3, 2002 (2)

3.4

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 6, 2002 (2)

3.5

Certificate of Designation of Preferences, Rights and Limitations  of Universal Guardian Corporation Series ‘A’ Preferred Stock as filed with the Delaware Secretary of State on March 14, 2003 (2)

3.6

Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock as filed with the Delaware Secretary of State on August 17, 2005 (3)

5.

Legal opinion by John M. Woodbury, Jr., Esq. *

23.

Consent of legal counsel (John M. Woodbury, Jr., Esq.) (5)

24.

Consent of Independent Auditors (AJ. Robbins, PC) *

25.

Powers of Attorney (6)

*

Filed herewith.

(1)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 29, 1999.

(2)

Previously filed as an exhibit to our annual report of form 10-KSB for the year ended December 31, 2003 filed with the SEC on April 14, 2004.

(3)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on July 15, 2004.

(4)

Previously filed as an exhibit to our definitive proxy statement filed with the SEC on September 15, 2005

(5)

Included in legal opinion filed as exhibit 5.

(6)

Filed as part of the signature page of this registration statement.

Item 9

Undertakings

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

(i)

include any prospectus required by section 10(a)(3) of the Securities Act (unless incorporated by reference in this registration statement from periodic reports filed by the issuer under the Exchange Act),

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement (unless incorporated by reference in this registration statement from periodic reports filed by the issuer under the Exchange Act); or

(iii)

include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on November 16, 2005.

UNIVERSAL GUARDIAN HOLDINGS, INC.
By:	/s/ Michael J. Skellern
Michael J. Skellern President and Chief Executive Officer (principal executive officer)
By:	/s/ Marian J. Barcikowski
Marian J. Barcikowski Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Michael J. Skellern and Marian J. Barcikowski, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on form S-8 with respect to Universal Guardian Holdings, Inc, a Delaware corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:	/s/ Michael J. Skellern		November 16, 2005
Michael J. Skellern		President, Chief Executive Officer and Director
By:	/s/ Mel R. Brashears		November 16, 2005
Mel R. Brashears		Director
By:	/s/ Michael D. Bozarth		November 16, 2005
Michael D. Bozarth		Director